Exhibit 99

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert L. Saxton

Alliance Gaming

(702) 270-7600

ALLIANCE GAMING REPORTS THIRD QUARTER EPS UP 33% TO $0.24 FROM CONTINUING OPERATIONS

REAFFIRMS FISCAL YEAR 2004 AND 2005 GUIDANCE

Las Vegas, Nev., April 21, 2004 - Alliance Gaming Corporation (NYSE: AGI) today announced earnings for its third fiscal quarter ending March 31, 2004. Third quarter income from continuing operations totaled $12.2 million, or $0.24 per diluted share, on revenues of $116.2 million. For the comparable quarter ended March 31, 2003, the Company reported income from continuing operations of $8.9 million or $0.18 per diluted share, on revenues of $96.2 million.  The results for the current quarter include Sierra Design Group (SDG) since the date of its acquisition on March 2, 2004.

Consolidated results for the March 31, 2004 quarter include:

•                  Revenues from continuing operations of $116.2 million, an increase of 21% from the $96.2 million in the prior year quarter.

•                  Operating income from continuing operations of $22.2 million, an increase of 9% from the $20.4 million in the prior year quarter.

•                  EBITDA from continuing operations of $30.3 million, an increase of 17% from the $25.9 million in the prior year quarter.

•                  Net income from continuing operations totaled $0.24 per diluted share, an increase of 33% from the $0.18 in the prior year quarter.

•                  Total net income, including discontinued operations, of $0.27 per diluted share, compared to $0.25 in the prior year quarter.

Earnings before interest, taxes, depreciation, amortization and before the $12.3 million refinancing charge incurred in the September 2003 quarter (EBITDA), and EPS excluding the refinancing charge, are not Generally Accepted Accounting Principles (GAAP) measurements. EBITDA may not be comparable to similarly titled measures reported by other companies. A reconciliation of EBITDA to income from continuing operations and a reconciliation of EPS excluding the refinancing charge to GAAP EPS are attached to this press release.

Cash and Capital Expenditures:

•                  As of March 31, 2004, cash and cash equivalents for our continuing operations totaled $32.5 million, which included approximately $2.1 million held for operational purposes in vaults, cages and change banks and $16.8 million held in jackpot reserve accounts. These amounts exclude cash and cash equivalents of the discontinued operations, which are included in assets held for sale.

•                  For the quarter ended March 31, 2004, consolidated capital expenditures for our continuing operations, including costs to produce proprietary games, totaled $16.2 million compared to $22.3 million for the prior year quarter. The current period capital expenditures were driven by the continued deployment of wide-area progressive and daily-fee games. We also incurred $5.0 million for capital expenditures for our discontinued operations.

Other financial highlights:

•                  During the quarter the Company completed the acquisition of SDG.  Consideration consisted of approximately $28 million in cash, 662,000 shares of AGI common stock and the assumption of approximately $80 million of debt (including $72 million of loans payable to Alliance which now becomes inter-company debt), plus transaction fees and expenses, resulting in total initial consideration of $124 million. Additional contingent consideration of up to $95.6 million may become payable, in equal portions of cash and stock, over the next three fiscal years upon the SDG business unit achieving certain significant revenue and EBITDA targets.

•      During the quarter the Company also completed the acquisition of MindPlay, a leading developer of advanced table game technologies, and the England-based Crown Gaming which is a cornerstone in our newly formed Bally Gaming and System UK Limited subsidiary.

•                  Net interest expense for the current quarter totaled $2.8 million compared to $6.2 million in the prior year period. The current period includes interest income on loans to SDG in the pre-acquisition period, totaling $1.5 million.  The Company currently has $70.0 million outstanding on its $125 million revolving credit facility, unchanged from December 31, 2003.  During the quarter the Company amended its bank credit agreement to reduce the Term Loan margin rate by 25 basis points, to LIBOR + 2.5%.

•                  The continuing operations tax rate of 34% for the quarter and 36% for the year-to-date period reflects the realization of research and development tax credits and a reconciliation of certain deferred tax assets and liabilities to the 2003 tax return.

Earnings Guidance

•                  The Company is reaffirming its fiscal year 2004 earnings guidance for continuing operations of $1.04 per diluted share (excluding the refinancing charge of $0.15 per diluted share).  The comparative EPS for the prior fiscal year 2003 was $0.74.

•                  The Company is also reaffirming its fiscal year 2005 earnings guidance of at least $1.40 per diluted share, representing an increase of 35% compared to fiscal year 2004.

The Company will hold its conference call on Wednesday, April 21, 2004 at 10 a.m. PDT (1 p.m. EDT). Participants may access the call by dialing (719) 457-2625. The Company will also broadcast the conference call over the Internet. Interested parties are asked to log on to the call at www.alliancegaming.com using the Investor Relations tab 10 minutes prior to the start of the call.

******

Supplemental Business Unit Detail

Bally Gaming and Systems Quarterly Revenues Increase 24%, Operating Income Increases 5%

The following chart summarizes the financial information for the Bally Gaming and Systems business unit (Dollars in millions):

Three Months Ended March 31

Nine Months Ended March 31

	2004	2003	2004	2003

Revenues

Game sales

$

49.2

$

46.7

$

141.5

$

131.0

System sales

31.1

21.6

91.8

59.9

Gaming operations

21.7

14.0

53.5

41.6

Total revenues

$

102.0

$

82.3

$

286.8

$

232.5

Gross Margin%

59

%

58

%

60

%

57

%

Operating Income

$

20.1

$

19.1

$

68.7

$

56.0

EBITDA

$

27.2

$

23.4

$

86.0

$

67.4

EBITDA Margin

27

%

28

%

30

%

29

%

New gaming devices sold

4,150

4,550

13,940

13,980

Game monitoring units sold

9,660

10,075

31,960

25,100

GMU installed base

265,000

225,000

Casino management systems installed base	213	185
System managed TITO games	63,600	14,700

End of period installed base of:

WAP games

1,670

1,720

Daily-fee games

5,780

2,330

Centrally determined games	15,170	—

Bally Gaming and Systems business unit reported a 24% increase in revenues over the prior year’s quarter. Revenues from sales of gaming devices increased 5% over the prior year’s quarter primarily as a result of a 9% decrease in new game sales, which was more than offset by an increase in the average new-unit selling price to $9,560 (excluding 250 OEM games).

A total of 1,250 units to be delivered in the March 2004 quarter were delayed until the June quarter at the request of three customers, due primarily to the delay in the completion of their new or expanded gaming facilities being constructed, creating a larger backlog going into June quarter.  The increase in the average selling price includes the positive impact from the sale of 60 Monte Carlo premium-priced units as well as other premium-priced branded products.

Included in the Bally Gaming and Systems revenue discussed above is the revenue contribution from SDG, which totaled $15.2 million for the 29 days of March 2004.  SDG’s revenues included the sale of 590 devices in the Washington and Rhode Island markets, as well as recurring revenues from their daily-fee games discussed below.

Bally Systems revenues increased 44% over the prior year quarter with a 4% decrease in game monitoring units shipped, offset by a continued increase in the average selling price per unit, increased sales of software licenses for eTICKET™, the industry’s leading single-wire TITO solution that is currently operating in 76 casinos, as well as sales of its bonusing and promotions software. Bally Systems recurring hardware and software revenues increased to $5.3 million, resulting from the larger installed base of game monitoring units, which currently stands at 265,000 units in 213 casinos world-wide.

Gaming Operations revenues increased 55% compared to the prior year’s quarter.   This increase was driven by increases in the daily-fee games deployed during the quarter led by the installation of a combined 1,710 video lottery terminals for the three racino properties that opened in New York during the quarter (820 Bally units, 890 SDG units).  In addition to the New York placements, the gross placements for all other daily fee games totaled 1,630 units, and there were 890 units returned resulting in a 740 net increase in the installed base of games on a sequential basis as of March 31, 2004 compared to December 31, 2003. The base of recurring fee games now include those from SDG, consisting of 10,700 in Washington and 4,200 Class II / central determination games primarily in Oklahoma and Florida, and 200 Raining Diamonds games.

The fees capitalized for regulatory approvals totaled $4.0 million year-to-date.  Of these amounts incurred, the Company capitalized a total of $1.6 million during the March 2004 quarter, and amortization expense for these costs totaled $0.3 million for the quarter.  No such costs were capitalized in the prior year.

Casino Operations

Rainbow Casino Quarterly Revenues Increase 3%, Operating Income Increases 6%

The following chart summarizes the financial information for the Rainbow Casino in Vicksburg, Mississippi (Dollars in millions):

Three Months Ended March 31,

Nine Months Ended March 31,

	2004	2003	2004	2003
Rainbow Casino

Revenues

$

14.3

$

13.9

$

39.3

$

38.2

Operating Income

5.2

4.8

13.0

11.4

EBITDA

5.8

5.4

15.0

13.0

EBITDA Margin

41

%

39

%

38

%

34

%

Average Number of Gaming Devices

930

950

930

940

Avg. Number of Table Games

12

16

12

16

Rainbow Casino reported a 3% increase in revenue compared to the prior year quarter, and represents the fifth consecutive quarter of revenue growth following the remodeling project completed last year. Rainbow’s EBITDA increased 8% to $5.8 million compared to the prior year quarter.

Discontinued Casino Operations

The following information is provided for the Rail City Casino in Sparks Nevada, which is classified as discontinued operations (Dollars in millions):

Three Months Ended March 31,		Nine Months Ended March 31,
2004	2003	2004	2003

Rail City Casino

Revenues

$

6.0

$

5.5

$

17.2

$

15.8

Operating Income

2.0

1.3

4.7

3.6

EBITDA

2.0

1.7

5.3

4.5

EBITDA Margin

34

%

30

%

31

%

28

%

Average Number of Gaming Devices

580

560

580

550

Avg. Number of Table Games

6

8

7

8

On December 8, 2003 the Company announced that it had entered into an agreement for the sale of its Rail City Casino for approximately $38 million. The sale is expected to close in May 2004.  Accordingly the results of operations for Rail City have been reclassified as discontinued operations in both the current and prior year periods.

Discontinued Route Operations

The following information is provided for the Company’s Nevada Route and Louisiana Route operations, which are classified as discontinued operations (Dollars in millions):

Three Months Ended March 31,

Nine Months Ended March 31,

	2004	2003	2004	2003
Revenues

Nevada

$

58.0

$

50.9

$

162.4

$

151.7

Louisiana

4.8

3.9

12.7

11.2

Total revenues

$

62.8

$

54.8

$

175.1

$

162.9

Operating Income (a)

Nevada

$

5.8

$

1.0

$

16.6

$

5.2

Louisiana

0.9

0.6

2.1

1.5

Total operating income

$

6.7

$

1.6

$

18.7

$

6.7

EBITDA

Nevada

$

5.8

$

4.8

$

16.6

$

15.5

Louisiana

0.9

0.6

2.1

1.6

Total EBITDA

$

6.7

$

5.4

$

18.7

$

17.1

Average Number of Gaming Devices

Nevada

8,360

7,985

8,205

8,155

Louisiana

760

725

740

715

Total Gaming Devices	9,120	8,710	8,945	8,870

For the Nevada route operations, revenue increased 14% and EBITDA increased 21% compared to prior year quarter. The average number of games deployed increased 5% over the prior year quarter and the average net win per day per gaming machine increased to $74 from $69.

The increase in revenues at VSI is due to an increase in net win per day per gaming machine to $71.10 from $60.50 and the number of units deployed increased by 5% compared to the prior year quarter.

The sale of both the Nevada Route and VSI are scheduled to occur before the end of the 2004 fiscal year.

(a)                                  The results of the Nevada Route and Louisiana Route operations for the quarter ended March 31, 2003 reflect depreciation and amortization expense. In accordance with generally accepted accounting principles, depreciation and amortization for these discontinued operations ceased as of July 1, 2003 as a result of their designation as assets held for sale. Had depreciation and amortization expense been recorded for the current period, operating income for the discontinued operations would have decreased by $3.6 million for the current quarter.

* * * * *

The disclosures herein include statements that are “forward looking” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and are subject to the safe harbor created thereby.  Such forward looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward looking statements made by or on behalf of the Company. Future operating results may be adversely affected as a result of a number of factors enumerated in the Company’s public reports and prospectuses such as the impact of competition, uncertainties concerning such matters as the Company’s ability to service debt, product development, customer financing, sales to non-traditional gaming markets, foreign operations, dependence on key personnel, strict regulation by gaming authorities, gaming taxes and value added taxes, and other risk factors listed from time to time in the Company’s SEC reports, including but not limited to the most recent reports on Form 10-K and 10-Q.

Alliance Gaming Corporation is a diversified gaming company headquartered in Las Vegas, Nevada.  The Company is engaged in the design, manufacture, operation and distribution of advanced gaming devices and systems worldwide and is currently the nation’s largest gaming machine route operator and operates two casinos. Additional information about the Company can be found on the Alliance Gaming web site at: www.alliancegaming.com.

The accompanying unaudited condensed consolidated financial statements include comparative information for the quarter and nine-month periods ended March 31, 2003, which have been reclassified to conform to the current presentation which includes the results of Bally Wulff, Rail City Casino, the Nevada Route and Louisiana Route operations as discontinued operations.

(Tables Follow)

ALLIANCE GAMING CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s, except per share amounts)

	Three Months Ended March 31,
	2004	2003 (a)
Revenues:

Gaming equipment and systems

$

101,977

$

82,341

Casino operations

14,262

13,891

	116,239	96,232
Costs and expenses:

Cost of gaming equipment and systems

41,378

34,249

Cost of casino operations

5,324

5,531

Selling, general and administrative

30,198

24,930

Research and development costs

9,059

5,592

Depreciation and amortization	8,128	5,527
	94,087	75,829

Operating income

22,152

20,403

Other income (expense):

Interest Income

1,817

54

Interest expense	(4,590)	(6,269)
Minority interest	(722)	(729)
Other, net	(182)	121

Income from continuing operations before income taxes

18,475

13,580

Income tax expense	6,234	4,653
Income from continuing operations	12,241	8,927
Discontinued operations:

Income from discontinued operations of wall machines and amusement games unit, net

—

2,178

Income (loss) from discontinued operations of Nevada Route, net

(274

)

425

Income from discontinued operations of Louisiana Route, net	586	381

Income from discontinued operations of Rail City Casino, net

1,281

869

Income from discontinued operations	1,593	3,853

Net income	$13,834	$12,780

Diluted earnings per share

Continuing operations

$

0.24

$
		0.18

Discontinued operations	0.03	0.07

Total	$0.27	$0.25

Weighted average common and common share equivalents outstanding	51,449	50,162

Notes:

(a)     The results for the period ended March 31, 2003 have been reclassified to report the results of the Rail City Casino as discontinued operations.

Nine Months Ended March 31,

	2004	2003 (a)
Revenues:

Gaming equipment and systems

$

286,764

$

232,507

Casino operations	39,329	38,158
	326,093	270,665
Costs and expenses:

Cost of gaming equipment and systems

113,395

100,170

Cost of casino operations

15,211

16,051

Selling, general and administrative

80,812

67,125

Research and development costs

24,462

14,725

Depreciation and amortization	20,595	14,680
	254,475	212,751

Operating income

71,618

57,914

Other income (expense):

Interest income

1,943

181

Interest expense	(14,188)	(19,464)
Minority interest	(1,749)	(1,483)
Refinancing charge	(12,293)	—
Other, net	(1,081)	487

Income from continuing operations before income taxes

44,250

37,635

Income tax expense	15,944	14,609
Income from continuing operations	28,306	23,026
Discontinued operations:

Income from discontinued operations of wall machines and amusement games unit, net

—

1,453

Income from discontinued operations of Nevada Route, net

5,936

3,115

Income from discontinued operations of Louisiana Route, net

1,316

940

Income from discontinued operations of Rail City Casino, net

3,047

2,357

Income from discontinued operations	10,299	7,865
Net income	$38,605	$30,891

Diluted earnings per share

Continuing operations

$

0.56

$

0.46

Discontinued operations	0.20	0.16
Total	$0.76	$0.62

Weighted average common and common share equivalents outstanding	50,522	49,581

(a)     The results have been reclassified to report the results of the Rail City Casino as discontinued operations.

ALLIANCE GAMING CORPORATION

SUMMARY UNAUDITED BALANCE SHEETS

(In 000’s)

	March 31, 2004	June 30, 2003 (a)
ASSETS
Current assets:
Cash and cash equivalents	$32,506	$38,884
Accounts and short-term notes receivable, net	114,844	98,368
Inventories, net	53,236	32,102

Deferred tax assets, net

56,331

44,821

Other current assets	12,004	8,010
Total current assets	268,921	222,185
Short-term investments (restricted)	2,638	864
Long-term notes receivable and sales type leases, net	20,289	14,865
Leased equipment, net	54,983	25,792
Property, plant and equipment, net	65,542	56,894
Goodwill, net	135,128	63,040
Intangible assets, net	64,837	26,631
Assets of discontinued operations held for sale	109,340	114,314
Other assets, net	6,277	580
Total assets	$727,955	$525,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,729	$22,726
Accrued liabilities	53,849	30,183
Jackpot liabilities	14,239	10,588

Current maturities of long-term debt

5,446

3,537

Liabilities of discontinued operations held for sale

24,970

16,186

Total current liabilities	137,233	83,220
Long-term debt, net	424,015	341,678

Deferred tax liabilities

6,676

3,920

Other liabilities	5,048	3,387
Minority interest	1,447	1,330
Total liabilities	574,419	433,535
Total stockholders’ equity	153,536	91,630
Total liabilities and stockholders’ equity	$727,955	$525,165

(a)     Reclassified to reflect the Rail City Casino assets and liabilities as held for sale.

ALLIANCE GAMING CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In 000’s)

	Nine Months Ended March 31,
	2004	2003
Cash flows from operating activities of continuing operations:

Net income

$

38,605

$

30,891

Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations	(10,299)	(7,865)
Depreciation and amortization	20,595	14,680
Refinancing Charge	12,293	—
Deferred income taxes	(6,257)	14,886
Provision for losses on receivables	755	1,224
Other	(1,354)	1,565
Change in operating assets and liabilities:
Accounts and notes receivable	(8,725)	(35,712)
Inventories	(3,080)	(823)

Other current assets

(627

)

(2,791

)

Accounts payable

9,893

9,634

Accrued liabilities	15,407	(674)
Net cash provided by operating activities of continuing operations	67,206	25,015

Cash flows from investing activities of continuing operations:

Additions to property, plant and equipment

(9,556

)

(7,462

)

Additions to leased gaming equipment	(26,372)	(14,794)
Additions to other long-term assets	(12,825)	(2,628)
Acquisitions, net of cash acquired	(122,647)	(3,038)
Proceeds from sale of net assets of discontinued operations	16,500	—

Net cash used in investing activities of continuing operations

(154,900

)

(27,922

)

Cash flows from financing activities of continuing operations:

Debt issuance costs	(6,954)	—
Premium and consent fees paid on redemption of subordinated notes

(5,399

)

—

Proceeds from the issuance of long-term debt

350,000

—

Net change in revolving credit facility

70,000

—

Payoff of debt from refinancing	(337,625)	—
Reduction of long-term debt	(2,986)	(3,364)
Proceeds from exercise of stock options	6,623	1,961
Net cash provided by (used in) financing activities of continuing operations

73,659

(1,403

)

Effect of exchange rates changes on cash	100	905

Cash and cash equivalents provided by discontinued operations	7,557	8,740

Cash and cash equivalents:
Increase (decrease) for the period	(6,378)	5,335
Balance, beginning of period	38,884	31,800
Balance, end of period	$32,506	$37,135

ALLIANCE GAMING CORPORATION

Other Supplemental Information

Reconciliation to GAAP EPS

The following table reconciles EPS excluding the refinancing charge to GAAP EPS from continuing operations:

	Three Months Ended March 31		Nine Months Ended March 31

2004

2003

2004

2003

Diluted earnings per share from continuing operations, as reported	$0.24	$0.18	$0.56	$0.46
Refinance charge, net of tax	—	—	0.15	—
Diluted earnings per share from continuing operations, before refinance charge	$0.24	$0.18	$0.71	$0.46

Reconciliation of EBITDA to income from continuing operations

The following table reconciles earnings before interest, taxes, depreciation and amortization before refinancing charge (EBITDA) for the Company’s income from continuing operations (in 000’s):

	Three Months Ended March 31		Nine Months Ended March 31
	2004	2003	2004	2003
Net income from continuing operations	$12,241	$8,927	$28,306	$23,026
Income taxes	6,234	4,653	15,944	14,609
Other expense, net	904	608	2,830	996
Interest expense, net	2,773	6,215	12,245	19,283
Refinancing charge	—	—	12,293	—
Operating income	22,152	20,403	71,618	57,914
Depreciation and amortization	8,128	5,527	20,595	14,680
EBITDA from continuing operations	$30,280	$25,930	$92,213	$72,594

The following tables reconcile operating income by business segment to EBITDA:

For the quarter ended March 31, 2004 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$20,096	$7,115	$27,211
Rainbow Casino	5,157	690	5,847
Corporate expenses	(3,101)	323	(2,778)
	$22,152	$8,128	$30,280

For the quarter ended March 31, 2003 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$19,056	$4,350	$23,406
Rainbow Casino	4,843	577	5,420
Corporate expenses	(3,496)	600	(2,896)
	$20,403	$5,527	$25,930

For the nine months ended March 31, 2004 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$68,670	$17,332	$86,002
Rainbow Casino	12,985	2,061	15,046
Corporate expenses	(10,037)	1,202	(8,835)
	$71,618	$20,595	$92,213

For the nine months ended March 31, 2003 (from continuing operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Bally Gaming and Systems	$55,966	$11,391	$67,357
Rainbow Casino	11,388	1,603	12,991
Corporate expenses	(9,440)	1,686	(7,754)
	$57,914	$14,680	$72,594

Reconciliation of EBITDA to income from discontinued operations

	Three Months Ended March 31		Nine Months Ended March 31

2004

2003

2004

2003

Net income from discontinued operations	$1,593	$3,853	$10,299	$7,865
Income taxes (a)	7,023	920	11,747	3,501
Other expense, net	83	338	1,076	507
Interest expense, net	17	(236)	340	(835)
Operating income	8,716	4,875	23,462	11,038
Depreciation and amortization	—	4,943	565	12,710
EBITDA from discontinued Operations	$8,716	$9,818	$24,027	$23,748

(a)     Includes $4.0 million adjustment for expected capital loss utilization, recorded in the March 2004 quarter.

For the quarter ended March 31, 2004 (from discontinued operations) (in 000’s):

	Operating Income	Depreciation and Amortization	EBITDA

Route Operations	$6,715	$—	$6,715
Rail City Casino	2,001	—	2,001
	$8,716	$—	$8,716

For the quarter ended March 31, 2003 (from discontinued operations) (in 000’s):

	Operating Income	Depreciation and Amortization	EBITDA

Route Operations	$1,563	$3,817	$5,380
Wall Machines and Amusement Games	1,975	807	2,782
Rail City Casino	1,337	319	1,656
	$4,875	$4,943	$9,818

For the nine months ended March 31, 2004 (from discontinued operations) (in 000’s):

	Operating Income	Depreciation and Amortization	EBITDA

Route Operations	$18,746	$—	$18,746
Rail City Casino	4,716	565	5,281
	$23,462	$565	$24,027

For the nine months ended March 31, 2003 (from discontinued operations) (in 000’s):

	Operating Income (Loss)	Depreciation and Amortization	EBITDA

Route Operations	$6,696	$10,442	$17,138
Wall Machines and Amusement Games	714	1,441	2,155
Rail City Casino	3,628	827	4,455
	$11,038	$12,710	$23,748

We believe that the analysis of EBITDA is a useful adjunct to operating income, net income, cash flows and other GAAP-based measures. However, EBITDA should not be construed as an alternative to net income (loss) or cash flows from operating, investing and financing activities determined in accordance with GAAP or as a measure of liquidity. EBITDA is a common measure of performance in the gaming industry but may not be comparable to similarly titled measures reported by other companies. We disclose EBITDA primarily because it is a performance measure used by management in evaluating the performance of our business units and is one of several performance measures used in our management incentive plan. Additionally, EBITDA is utilized as a performance measure in covenants for our bank credit agreement.